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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2680009 (I.R.S. Employer Identification No.)

176 South Street
Hopkinton, Massachusetts 01748
(508) 435-1000
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Paul T. Dacier, Esq.
Senior Vice President and General Counsel
EMC Corporation
176 South Street
Hopkinton, Massachusetts 01748
(508) 435-1000
(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value per share	2,500,000 shares	$7.10	$17,750,000	$1,450

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices on the New York Stock Exchange on March 24, 2003.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

EMC CORPORATION

Common Stock

2,500,000 Shares

        This prospectus relates to the sale, from time to time, of up to 2,500,000 shares of our common stock, par value $.01 per share, by Fidelity Management Trust Company, as trustee of the grantor trust created in connection with administration of the EMC Corporation Executive Deferred Compensation Retirement Plan, referred to as the deferred compensation plan. The shares of our common stock have been and will be from time to time contributed and issued by us to the grantor trust to fund our obligations under the deferred compensation plan. The trustee will sell the common stock for the account of the grantor trust to fund, when due, our obligations under the deferred compensation plan. See "The Plan." The shares of our common stock offered by this prospectus are sometimes referred to as the securities.

        The trustee may offer and sell the common stock from time to time directly or through broker-dealers. The common stock may be sold in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at prices determined on a negotiated or competitive bid basis. See "Plan of Distribution." We will not directly receive any portion of the proceeds of the sale of the common stock offered by this prospectus and we will bear all expenses incident to registration of the common stock. The proceeds will, however, be used to fund our obligations under the deferred compensation plan.

        Our common stock is listed on the New York Stock Exchange with the ticker symbol "EMC." On March 27, 2003, the closing price of the common stock on the New York Stock Exchange was $7.16 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 to read about risks you should consider before buying our common stock.

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities if any. These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        Our principal executive offices are located at 176 South Street, Hopkinton, MA 01748 and our telephone number is (508) 435-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                      , 2003

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any materials that we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

        The SEC allows us to "incorporate by reference" the materials we file with it, which means that we can disclose important information to you by referring you to those materials. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Information that we later file with the SEC will automatically update and supersede the information that we now incorporate by reference. We incorporate by reference in this prospectus the documents listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

  •
  The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference in this prospectus any documents that we later file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date on which we filed the registration statement of which this prospectus is a part and until the selling stockholders sell all the shares covered by this prospectus or until this offering otherwise terminates.

        You may request at no cost a copy of any or all of the documents that we have incorporated by reference in this prospectus by writing or telephoning us at the following address:

      Investor Relations Department
      EMC Corporation
      176 South Street
      Hopkinton, Massachusetts 01748
      (508) 435-1000

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 relating to the shares covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and about the shares.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The trustee is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        We are not offering the shares in any state or foreign jurisdiction where that offering is not permitted.

ABOUT THIS PROSPECTUS

        In this prospectus unless the context otherwise requires, "EMC," the "company," "we," "our" or "us" refers to EMC Corporation. In this prospectus, the "trustee" refers to Fidelity Management Trust Company, in its capacity as trustee of the grantor trust created in connection with the deferred compensation plan.

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, the trustee may sell to the public the securities described in this prospectus in one or more offerings up to a total of 2,500,000 shares of our common stock.

        This prospectus provides you with only a general description of the common stock that the trustee may sell. Each time the trustee sells the common stock, a prospectus supplement will be provided that will contain specific information about the common stock and terms of that offering. It may also add to, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        If the terms of your securities vary between any prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority: first, any prospectus supplement; and second, the prospectus.

        Unless indicated in a prospectus supplement, neither we nor the trustee has taken any action that would permit the trustee to publicly sell our common stock in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

RISK FACTORS

        Our prospects are subject to certain uncertainties and risks. Our future results may differ materially from our current results and actual results could differ materially from those projected in any forward-looking statements as a result of certain risk factors, including but not limited to those set forth below, other one-time events and other important factors disclosed previously and from time to time in our other filings with the SEC.

Our business could continue to be materially adversely affected as a result of general economic and market conditions.

        We are subject to the effects of general global economic and market conditions. Our operating results have been materially adversely affected as a result of unfavorable economic conditions and reduced information technology spending. If economic and market conditions do not improve, our business, results of operations or financial condition could continue to be materially adversely affected.

Our business could continue to be materially adversely affected as a result of a lessening demand in the information technology market.

        Our revenue and profitability depend on the overall demand for information storage systems, software and services, particularly in the product segments in which we compete. During 2001 and 2002, we experienced a decrease in demand for information storage products as customers delayed or reduced their information technology expenditures. Further delays or reductions in information technology spending, domestically or internationally, could continue to materially adversely affect demand for our products and services which could result in decreased revenues or earnings.

We may be unable to keep pace with rapid industry, technological and market changes.

        The markets in which we compete are characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing needs of customers. There can be no assurance that our existing products will continue to be properly positioned in the market or that we will be able to introduce new or enhanced products into the market on a timely basis, or at all. We spend a considerable amount of money on research and development and introduce new products from time to time. There can be no assurance that enhancements to existing products or new products will receive customer acceptance. As competition in the storage industry increases, it may become increasingly difficult for us to maintain a technological advantage and to leverage that advantage toward increased revenues and profits.

        Risks associated with the development and introduction of new products include delays in development and changes in data storage, networking and operating system technologies which could require us to modify existing products. Risks inherent in the transition to new products include the difficulty in forecasting customer preferences or demand accurately, the inability to expand production capacity to meet demand for new products, the impact of customers' demand for new products on the products being replaced, thereby causing a decline in sales of existing products and an excessive obsolete supply of inventory, and delays in initial shipments of new products. Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to the introductions and the desire by customers to evaluate new products for longer periods of time. Our failure to introduce new or enhanced products on a timely basis, keep pace with rapid industry, technological or market changes or effectively manage the transitions to new products or new technologies could have a material adverse effect on our business, results of operations or financial condition.

The markets we serve are highly competitive, and we may be unable to compete effectively.

        We compete with many established companies in the markets we serve and some of these companies (whether independently or by establishing alliances) may have substantially greater financial, marketing and technological resources, larger distribution capabilities, earlier access to customers and greater opportunity to address customers' various information technology requirements than us. We also compete with many smaller, less established companies who may be able to focus more effectively on specific product segments or markets. Historically, we have competed primarily on the basis of our products' features and performance. As product pricing becomes a more important criteria for our customers, we may experience increased competition from certain low-price competitors.

        Companies may develop new technologies or products in advance of us or establish business models or technologies disruptive to us. Our business may be materially adversely affected by the announcement or introduction of new products, including hardware and software products, and services by our competitors, and the implementation of effective marketing or sales strategies by our competitors. In addition, as we increase our software and services businesses, we may face new competitive challenges.

We may have difficulty managing operations.

        In October 2002, we announced a restructuring program to further reduce our cost structure. The restructuring program included a reduction in force of approximately 1,500 employees and the closure of certain facilities. Our future operating results will depend on the success of this restructuring program as well as on our overall ability to manage operations, which includes, among other things:

  •
  managing our business with fewer employees

  •
  retaining and hiring, as required, the appropriate number of qualified employees

  •
  enhancing, as appropriate, our infrastructure, including but not limited to, our information systems

  •
  accurately forecasting revenues

  •
  transitioning our sales force to sell more software and services

  •
  managing inventory levels, including minimizing excess and obsolete inventory, while maintaining sufficient inventory to meet customer demands

  •
  controlling expenses

  •
  managing our manufacturing capacity, real estate facilities and other assets

  •
  executing on our plans

        An unexpected further decline in revenues without a corresponding and timely reduction in expenses or a failure to manage other aspects of our operations could have a further material adverse effect on our business, results of operations or financial condition.

Competitive pricing and difficulty managing product costs could materially adversely affect our revenues and earnings.

        Competitive pricing pressures exist in the information storage market and have had, and in the future may have, a material adverse effect on our revenues and earnings. There also has been and may continue to be a willingness on the part of certain competitors to reduce prices or provide information storage products or services, together with other products or services, at minimal or no additional cost in order to preserve or gain market share. We currently believe that pricing pressures are likely to continue.

        To date, we have been able to manage our component and product design costs. However, there can be no assurance that we will be able to continue to achieve reductions in component and product design costs. Further, the relative and varying rates of increases or decreases in product price and component cost could have a material adverse effect on our earnings.

If our suppliers are not able to meet our requirements, we could have decreased revenues and earnings.

        We purchase or license many sophisticated components and products from one or a limited number of qualified suppliers, including some of our competitors. These components and products include disk drives, high density memory components, power supplies and software developed and maintained by third parties. We have experienced delivery delays from time to time because of high industry demand or the inability of some vendors to consistently meet our quality or delivery requirements. If any of our suppliers were to cancel or materially change contracts or commitments with us or fail to meet the quality or delivery requirements needed to satisfy customer orders for our products, we could lose time-sensitive customer orders, be unable to develop or sell certain products cost-effectively or on a timely basis, if at all, and have significantly decreased quarterly revenues and earnings, which would have a material adverse effect on our business, results of operations and financial condition.

        Additionally, we periodically transition our product line to incorporate new technologies. The importance of transitioning our customers smoothly to new technologies, along with our historically uneven pattern of quarterly sales, intensifies the risk that a supplier who fails to meet our quality or delivery requirements will have a material adverse impact on our revenues and earnings.

Our business could be materially adversely affected as a result of war or acts of terrorism.

        Terrorist acts or acts of war may cause damage or disruption to our employees, facilities, customers, partners, suppliers and distributors and resellers, which could have a material adverse effect on our business, results of operations or financial condition. Such conflicts may also cause damage or disruption to transportation and communication systems and to our ability to manage logistics in such an environment, including receipt of components and distribution of products.

Our business may suffer if we are unable to retain or attract key personnel.

        Our business depends to a significant extent on the continued service of senior management and other key employees, the development of additional management personnel and the hiring of new qualified employees. There can be no assurance that we will be successful in retaining existing personnel or recruiting new personnel. The loss of one or more key or other employees, our inability to attract additional qualified employees or the delay in hiring key personnel could have a material adverse effect on our business, results of operations or financial condition.

Historically uneven sales patterns could significantly impact our quarterly revenues and earnings.

        Our quarterly sales have historically reflected an uneven pattern in which a disproportionate percentage of a quarter's total sales occur in the last month and weeks and days of each quarter. This pattern makes prediction of revenues, earnings and working capital for each financial period especially difficult and uncertain and increases the risk of unanticipated variations in quarterly results and financial condition. We believe this uneven sales pattern is a result of many factors including:

  •
  the significant size of our average product price in relation to our customers' budgets, resulting in long lead times for customers' budgetary approval, which tends to be given late in a quarter

  •
  the tendency of customers to wait until late in a quarter to commit to purchase in the hope of obtaining more favorable pricing from one or more competitors seeking their business

  •
  the fourth quarter influence of customers' spending their remaining capital budget authorization prior to new budget constraints in the first quarter of the following year

  •
  seasonal influences

        Our uneven sales pattern also makes it extremely difficult to predict near-term demand and adjust manufacturing capacity accordingly. If predicted demand is substantially greater than orders, there will be excess inventory. Alternatively, if orders substantially exceed predicted demand, the ability to assemble, test and ship orders received in the last weeks and days of each quarter may be limited, which could materially adversely affect quarterly revenues and earnings.

        In addition, our revenues in any quarter are substantially dependent on orders booked and shipped in that quarter and our backlog at any particular time is not necessarily indicative of future sales levels. This is because:

  •
  we assemble our products on the basis of our forecast of near-term demand and maintain inventory in advance of receipt of firm orders from customers

  •
  we generally ship products shortly after receipt of the order

  •
  customers may reschedule or cancel orders with little or no penalty

        Moreover, delays in product shipping, caused by loss of power or telecommunications or similar services, or an unexpected decline in revenues without a corresponding and timely slowdown in expenses, could intensify the impact of these factors on our business, results of operations and financial condition.

Risks associated with our distribution channels may materially adversely affect our financial results.

        In addition to our direct sales force, we have agreements in place with many distributors, systems integrators, resellers and original equipment manufacturers to market and sell our products and services. We may, from time to time, derive a significant percentage of our revenues from such distribution channels. Our financial results could be materially adversely affected if our contracts with channel partners were terminated, if our relationship with channel partners were to deteriorate or if the financial condition of our channel partners were to weaken. In addition, as our market opportunities change, we may have an increased reliance on channel partners, which may negatively impact our gross margins. There can be no assurance that we will be successful in maintaining or expanding these channels. If we are not successful, we may lose sales opportunities, customers and market share. Furthermore, the partial reliance on channel partners may materially reduce the visibility to our management of potential customers and demand for products and services, thereby making it more difficult to accurately forecast such demand. In addition, there can be no assurance that our channel partners will not develop or market products or services in competition with us in the future.

Our business could be materially adversely affected as a result of the risks associated with acquisitions and investments.

        As part of our business strategy, we seek to acquire businesses that offer complementary products, services or technologies. These acquisitions are accompanied by the risks commonly encountered in an acquisition of a business including, among other things:

  •
  the effect of the acquisition on our financial and strategic position and reputation

  •
  the failure of an acquired business to further our strategies

  •
  the difficulty of integrating the acquired business

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  the lack of experience in new markets, products or technologies or the initial dependence on unfamiliar supply or distribution partners

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  the diversion of our management's attention from other business concerns

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  the impairment of relationships with customers of the acquired business

  •
  the potential loss of key employees of the acquired company

  •
  the potential impairment of acquired assets

        These factors could have a material adverse effect on our business, results of operations or financial condition. To the extent that we issue shares of our Common Stock or other rights to purchase Common Stock in connection with any future acquisition, existing stockholders may experience dilution and potentially decreased earnings per share.

        We also seek to invest in businesses that offer complementary products, services or technologies. These investments are accompanied by risks similar to those encountered in an acquisition of a business.

Changes in foreign conditions could impair our international sales.

        A substantial portion of our revenues is derived from sales outside the United States. In addition, a substantial portion of our products is manufactured outside of the United States. Accordingly, our future results could be materially adversely affected by a variety of factors, including changes in foreign currency exchange rates, changes in a specific country's or region's political or economic conditions, trade restrictions, import or export licensing requirements, the overlap of different tax structures or changes in international tax laws, changes in regulatory requirements, compliance with a variety of foreign laws and regulations and longer payment cycles in certain countries.

Undetected problems in our products could directly impair our financial results.

        If flaws in design, production, assembly or testing of our products (by us or our suppliers) were to occur, we could experience a rate of failure in our products that would result in substantial repair, replacement or service costs and potential damage to our reputation. Continued improvement in manufacturing capabilities, control of material and manufacturing quality and costs and product testing are critical factors in our future growth. There can be no assurance that our efforts to monitor, develop, modify and implement appropriate test and manufacturing processes for our products will be sufficient to permit us to avoid a rate of failure in our products that results in substantial delays in shipment, significant repair or replacement costs or potential damage to our reputation, any of which could have a material adverse effect on our business, results of operations or financial condition.

Our business could be materially adversely affected as a result of the risks associated with alliances.

        We have alliances with leading information technology companies and we plan to continue our strategy of developing key alliances in order to expand our reach into markets. There can be no assurance that we will be successful in our ongoing strategic alliances or that we will be able to find further suitable business relationships as we develop new products and strategies. Any failure to continue or expand such relationships could have a material adverse effect on our business, results of operations or financial condition.

        There can be no assurance that companies with which we have strategic alliances, certain of which have substantially greater financial, marketing or technological resources than us, will not develop or market products in competition with us in the future, discontinue their alliances with us or form alliances with our competitors.

Our business may suffer if we cannot protect our intellectual property.

        We generally rely upon patent, copyright, trademark and trade secret laws and contract rights in the United States and in other countries to establish and maintain our proprietary rights in our technology and products. However, there can be no assurance that any of our proprietary rights will not be challenged, invalidated or circumvented. In addition, the laws of certain countries do not protect our proprietary rights to the same extent as do the laws of the United States. Therefore, there can be no assurance that we will be able to adequately protect our proprietary technology against unauthorized third-party copying or use, which could adversely affect our competitive position. Further, there can be no assurance that we will be able to obtain licenses to any technology that we may require to conduct our business or that, if obtainable, such technology can be licensed at a reasonable cost.

        From time to time, we receive notices from third parties claiming infringement by our products of third-party patent or other intellectual property rights. Responding to any such claim, regardless of its merit, could be time-consuming, result in costly litigation, divert management's attention and resources and cause us to incur significant expenses. In the event there is a temporary or permanent injunction entered prohibiting us from marketing or selling certain of our products or a successful claim of infringement against us requiring us to pay royalties to a third party, and we fail to develop or license a substitute technology, our business, results of operations or financial condition could be materially adversely affected.

We may become involved in litigation that may materially adversely affect us.

        In the ordinary course of business, we may become involved in litigation, administrative proceedings and governmental proceedings. Such matters can be time-consuming, divert management's attention and resources and cause us to incur significant expenses. Furthermore, there can be no assurance that the results of any of these actions will not have a material adverse effect on our business, results of operations or financial condition.

We may have exposure to additional income tax liabilities.

        As a multinational corporation, we are subject to income taxes in both the United States and various foreign jurisdictions. Our domestic and international tax liabilities are subject to the allocation of revenues and expenses in different jurisdictions and the timing of recognizing revenues and expenses. Additionally, the amount of income taxes paid is subject to our interpretation of applicable tax laws in the jurisdictions in which we file. From time to time, we are subject to income tax audits. While we believe we have complied with all applicable income tax laws, there can be no assurance that a governing tax authority will not have a different interpretation of the law and assess us with additional taxes. Should we be assessed with additional taxes, there could be a material adverse affect on our results of operations or financial condition.

Changes in regulations could materially adversely affect us.

        Our business, results of operations or financial condition could be materially adversely affected if laws, regulations or standards relating to us or our products are newly implemented or changed.

Our stock price is volatile.

        Our stock price, like that of other technology companies, is subject to significant volatility because of factors such as:

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  the announcement of new products, services or technological innovations by us or our competitors

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  quarterly variations in our operating results

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  changes in revenue or earnings estimates by the investment community

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  speculation in the press or investment community

        In addition, our stock price is affected by general economic and market conditions and has been negatively affected by unfavorable global economic and market conditions. If such conditions continue to deteriorate, our stock price could decline further.

OUR COMPANY

        EMC Corporation and its subsidiaries design, manufacture, market and support a wide range of networked storage platforms, software and related services. EMC products and services are designed to enable organizations of all types and sizes to manage, protect and share their information in the most efficient and cost-effective manner possible.

        EMC Automated Networked Storage solutions unify storage networking technologies, systems and software to meet our customers' storage requirements in Storage Area Network (SAN), Networked Attached Storage (NAS), Content Addressed Storage (CAS) and direct attached storage environments. These technologies enable our customers to manage many different types of information, including transactional, file-based and fixed-content data. As a result, our customers are able to reduce costs, improve business continuity, increase operational flexibility and productively manage their entire storage infrastructures.

        The customers for our products are located worldwide and represent a cross-section of industries and government agencies. Our customers use EMC products and services in conjunction with a variety of computing platforms, storage systems and software applications that support key business processes, including transaction processing, enterprise resource planning, customer relationship management, data warehousing, electronic commerce and web hosting. EMC solutions enable them to consolidate, network and generate value from their digital information across heterogeneous storage systems, switches, hubs, servers and software.

        We believe that our products and services enable our customers to realize higher returns on information and achieve competitive advantages.

        We were incorporated in Massachusetts in 1979. Our corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts.

THE PLAN

        The common stock is offered by this prospectus for the account of the grantor trust to fund our obligations under the deferred compensation plan. We authorized the issuance of up to 2,500,000 shares of our common stock to be contributed to the grantor trust from time to time. We currently administer the deferred compensation plan. The grantor trust was formed on February 1, 2001, to allow us to fund our obligations under the deferred compensation plan.

USE OF PROCEEDS

        We will not directly receive the proceeds from the sale of our common stock offered pursuant to this prospectus. The proceeds will be used to fund our obligations under the deferred compensation plan.

PLAN OF DISTRIBUTION

        The common stock may be sold pursuant to the methods described below from time to time by or for the account of the grantor trust on the New York Stock Exchange or otherwise in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at prices determined on a negotiated or competitive bid basis. The common stock may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. The trustee may effect transactions by selling the common stock through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the trustee (which commissions will not exceed those customary in the types of transactions involved). The trustee and any broker-dealers that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of the common stock by it and any fees and commissions received by the broker-dealers may be deemed to be underwriting discounts and commissions.

        At the time a particular offering of common stock is made pursuant to this prospectus, to the extent required by law, a prospectus supplement will be distributed that will set forth the amount of common stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for the common stock purchased from the grantor trust and any items constituting compensation from the grantor trust.

        We will indemnify the trustee against any and all claims, loss, damage, expense or liability arising from any action or failure to act in connection with the administration of the deferred compensation plan, except when due to the gross negligence or willful misconduct of the trustee.

        We will not directly receive any portion of the proceeds of the sale of the common stock offered by this prospectus and we will bear all expenses in connection with the registration and qualification of the common stock. The proceeds will, however, be used to fund our obligations under the deferred compensation plan.

        Our common stock is listed for trading on the New York Stock Exchange, and the shares have been approved for listing on the New York Stock Exchange.

LEGAL MATTERS

        The legality of the securities being registered pursuant to this registration statement will be passed upon for the Registrant by Paul T. Dacier, Senior Vice President and General Counsel of the Registrant. Mr. Dacier is eligible to participate in the deferred compensation plan.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as an expert in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses in connection with the issuance of the securities being registered, all of which are being paid by the Registrant. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission Registration Fee	$1,450.00
Accounting Fees and Expenses	$3,000.00

Total	$4,450.00

Item 15.    Indemnification of Directors and Officers

        Section 67 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation, any person who serves at its request as a director, officer, employee or other agent of another organization, or any person who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        The Registrant's Restated Articles of Organization include a provision that eliminates the personal liability of each of its directors for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law, notwithstanding any provision of law imposing such liability, except for liability, to the extent required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

        In addition, the Registrant's Amended and Restated By-laws provide that (a) the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; (b) the Registrant is authorized to pay expenses, including counsel fees, from time to time reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the Registrant the amounts so paid by the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under the Amended and Restated Bylaws; (c) the right of indemnification under the Amended and Restated By-laws shall not be exclusive of or affect any other rights to which any director or officer may be entitled by contract or otherwise under law.

        The Registrant has entered into indemnification agreements with its directors and executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent legally permissible and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant.

Item 16.    Exhibits

        The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

4.1	EMC Corporation Executive Deferred Compensation Retirement Plan. Incorporated by reference to EMC Corporation's Registration Statement on Form S-8 filed on December 21, 2000.
5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.
23.1	Consent of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation (included with Exhibit 5.1 hereof).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included with the signature pages to this registration statement).

Item 17.    Undertakings

        (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (i) and (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on March 28, 2003.

EMC CORPORATION
By:	/s/ PAUL T. DACIER Paul T. Dacier Senior Vice President and General Counsel

POWER OF ATTORNEY

        Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 28, 2003.

Signatures	Title

/s/ MICHAEL C. RUETTGERS Michael C. Ruettgers	Executive Chairman of the Board of Directors
/s/ JOSEPH M. TUCCI Joseph M. Tucci	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM J. TEUBER, JR. William J. Teuber, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MARK A. LINK Mark A. Link	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ MICHAEL J. CRONIN Michael J. Cronin	Director

/s/ GAIL DEEGAN Gail Deegan	Director
/s/ JOHN R. EGAN John R. Egan	Director
/s/ W. PAUL FITZGERALD W. Paul Fitzgerald	Director
/s/ WINDLE B. PRIEM Windle B. Priem	Director
/s/ ALFRED M. ZEIEN Alfred M. Zeien	Director

[Signature Page to Registration Statement on Form S-3]

EXHIBIT INDEX

Number	Description
4.1	EMC Corporation Executive Deferred Compensation Retirement Plan. Incorporated by reference to EMC Corporation's Registration on Form S-8 filed on December 21, 2000.
5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.
23.1	Consent of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation (included with Exhibit 5.1 hereof).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included with the signature pages to this registration statement).